Exhibit 99.2

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Condensed Combined

Financial Statements

December 31, 2007

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by Hungarian Telephone and Cable Corp. (“HTCC”, and together with its subsidiaries, the “Company”) of Memorex Telex and Communications A.G. and its subsidiaries (“Memorex”) on March 5, 2008 (the “Memorex Acquisition”), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. These unaudited pro forma condensed combined financial statements were prepared as if the Memorex Acquisition had been completed as of January 1, 2007 with respect to the pro forma combined statement of operations and as of December 31, 2007 with respect to the pro-forma combined balance sheet.

The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of the Company and Memorex. These unaudited pro forma condensed combined financial statements should be read in conjunction with: (i) HTCC’s Annual Report on Form 10-K for the year ended December 31, 2007 filed on March 3, 2008; (ii) HTCC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed on May 12, 2008; (iii) Memorex’s audited financial statements for the nine months ended December 31, 2007, included in this Form 8-K as Exhibit 99.1; and (iv) the accompanying notes to the unaudited pro forma condensed combined financial statements. The financial statements of Memorex for the nine months ended December 31, 2007 included as Exhibit 99.1 to this Form 8-K have been prepared under International Financial Reporting Standards (“IFRS”) as issued by IASB and presented in euros (“EUR”), whereas all amounts for Memorex for the year ended December 31, 2007 included herein have been presented in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Memorex. The preliminary allocation of the purchase price is subject to change pending the completion of the final valuation study and allocation of the purchase consideration. The Company intends to complete this valuation and establish a final purchase price allocation by December 31, 2008.

The unaudited pro forma condensed combined financial statements are intended for informational purposes only and, in the opinion of management, are not necessarily indicative of the financial position or results of operations of the Company had the Memorex Acquisition actually been effected as of the dates indicated, nor are they indicative of the Company’s future financial position or results of operations.

The unaudited pro forma condensed combined financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the Memorex Acquisition.

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Combined Balance Sheet

as of December 31, 2007

(in thousands of US dollars)

(in thousands)	Audited HTCC December 31, 2007	Pro Forma Memorex December 31, 2007	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$20,897	$6,874	$26,276	a	$54,047
Accounts receivable, net of allowance	85,684	18,544	16,553	k	120,781
Derivative financial instruments	977	—	—		977
Other current assets	11,277	2,179	9,007	b	22,463

Total current assets	$118,835	$27,597	$51,836		$198,268

Property, plant and equipment, net	691,485	184,450	(65,505)	c	810,430
Goodwill	81,534	155	(155)	c	81,534
Intangible assets, net	200,948	43,023	26,044	c	270,015
Deferred costs	14,828	1,246	(1,246)	d	14,828
Deferred tax asset	—	8,440	(4,575)	h	3,865
Derivative financial instruments	2,076	—	—		2,076
Other assets	485	615	—		1,100

Total assets	$1,110,191	$265,526	$6,399		$1,382,116

Liabilities and Stockholders’ Equity
Current installments of long-term debt	$37,114	$73,920	$(62,178)	e	$48,856
Current obligations under capital leases	430	7,595	—		8,025
Accounts payable	58,797	7,730	(524)	k	66,003
Accruals	87,434	7,476	—		94,910
Derivative financial instruments	22,138	—	—		22,138
Amounts due to related parties	1,706	—	—		1,706
Other current liabilities and deferred income	9,499	10,110	(1,700)	f	17,909

Total current liabilities	$217,118	$106,831	$(64,402)		$259,547

Long-term debt, excluding current installments	812,865	16,291	146,631	g	975,787
Long-term obligations under capital leases	13	12,799	—		12,812
Asset retirement obligation	769	—	—		769
Derivative financial instruments	17,381	—	—		17,381
Deferred tax liability	19,642	4,938	(3,576)	h	21,004
Other non-current liabilities	6,251	66,130	(27,360)	i	45,021

Total liabilities	$1,074,039	$206,989	$51,293		$1,332,321

Minority interest	8	36	—		44
Redeemable Equity Securities	15,049	—	—		15,049

Common stock	15	53,426	(53,426)	j	15
Additional paid-in capital	193,013	123	(123)	j	193,013
Retained earnings / (Accumulated deficit)	(188,298)	4,952	8,655	j	(174,691)
Accumulated other comprehensive income	16,365	—	—		16,365

Total stockholders’ equity	$21,095	$58,501	$(44,894)		$34,702

Total liabilities and stockholders’ equity	$1,110,191	$265,526	$6,399		$1,382,116

See accompanying notes to unaudited pro forma condensed combined financial statements.

HUNGARIAN TELEPHONE AND CABLE CORP.

Unaudited Pro Forma Combined Statement of Operations

for the year ended December 31, 2007

(in thousands of US dollars, except for share data)

(in thousands, except share and per share data)	Pro Forma HTCC December 31, 2007	Pro Forma Memorex December 31, 2007	Pro Forma Adjustments		Pro Forma Combined
Revenues	$505,239	$50,279	$(2,676)	k	$552,842
Cost of sales	174,381	8,296	(2,415)	k	180,262

Gross margin	330,858	41,983	(261)		372,580

Operating expenses:
Selling, general and administrative	165,781	33,188	(261)	k	198,708
Depreciation and amortization	114,307	18,194	(6,335)	p	126,166

Total operating expenses	280,088	51,382	(6,596)		324,874

Income from operations	50,770	(9,399)	6,335		47,706

Other income (expenses):
Foreign exchange gains / (losses), net	411	(698)	—		(287)
Interest expense	86,932	6,858	10,444	l	104,234
Interest income	1,837	342	—		2,179
Fair value gains / (losses) on derivatives	(68,161)	—	—		(68,161)
Other gains / (losses), net	(535)	(195)	—		(730)

Net income before income taxes	(102,610)	(16,808)	(4,109)		(123,527)

Current tax	(9,258)	(408)	—		(9,666)
Deferred tax	6,985	4,058	822	o	11,865

Income tax (expense) / benefit	(2,273)	3,650	822		2,199
Minority interest	5	(8)	—		(3)

Net income	$(104,878)	$(13,166)	$(3,287)		(121,331)
		—
Cumulative convertible preferred stock dividends	(99)	—	—		(99)

Net income attributable to common stockholders	(104,977)	(13,166)	(3,287)		(121,430)

		—
Foreign currency translation adjustment	(9,671)	—	—		(9,671)

Total comprehensive income / (loss)	$(114,648)	$(13,166)	$(3,287)		$(131,101)

Earnings per common share – basic	$(6.77)				$(7.84)

Earnings per common share – diluted	$(6.77)				$(7.84)

Weighted average number of common shares outstanding - basic	15,495,764				15,495,764

Weighted average number of common shares outstanding - diluted	15,495,764				15,495,764

See accompanying notes to unaudited pro forma condensed combined financial statements.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

(1)	Basis of Pro Forma Presentation

On December 20, 2007, Invitel Távközlési Szolgáltató ZRt. (“Invitel”), a 100% owned subsidiary of HTCC, signed an agreement to purchase 95.7% of the outstanding equity of Memorex. The preliminary purchase price for Memorex was EUR 30.1 million plus the assumption of debt. The Company used a discounted cash flow methodology and comparable trading multiples in determining the purchase price.

On March 5, 2008 the Company completed the Memorex Acquisition. The total preliminary purchase consideration for Memorex was EUR 90.9 million (approximately $138.1 million) including the assumption of debt, transaction costs and other directly related expenses. The total preliminary purchase consideration of EUR 90.9 million included: (i) the payment of cash in the amount of EUR 17.9 million (approximately $27.2 million at closing), (ii) the payment of cash into escrow (the “Escrow Amount”) in the amount of EUR 12.1 million (approximately $18.4 million at closing), (iii) a receivable from escrow in the amount of EUR 11.2 million (approximately $17.1 million at closing foreign exchange rate) (iv) the assumption of net debt of EUR 69.7 million (approximately $105.8 million at closing); and (v) transaction costs and other directly related expenses of EUR 2.4 million (approximately $3.7 million at closing).

Invitel and the selling shareholders of Memorex entered into an Escrow Agreement to set aside a portion of the purchase price cash consideration to cover any breach of the selling shareholders’ warranties or covenants and to cover any indemnity claims that Invitel might have against the selling shareholders under the purchase agreement.

On July 4, 2008, Invitel agreed to a settlement with respect to its claims under the Escrow Agreement and the Escrow Amount was reduced by EUR 11.2 million (approximately $17.1 million), which amount reduced the total purchase consideration for Memorex. The remaining balance of the Escrow Amount of EUR 0.9 million (approximately $1.4 million) was released to the selling shareholders.

The unaudited pro forma combined balance sheet as of December 31, 2007 was prepared as if the Memorex Acquisition had been consummated on December 31, 2007. The unaudited pro forma combined statements of operations for the year ended December 31, 2007 give effect to the Memorex Acquisition as if it had occurred on January 1, 2007. Historical transactions between HTCC and Memorex have been eliminated through the pro forma adjustments.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(2)	Purchase Price Allocation

The following represents the preliminary allocation of the purchase price paid for Memorex based on the book values of the acquired assets and assumed liabilities of Memorex as of March 5, 2008. The preliminary allocation of the purchase price is subject to change pending the completion of the final allocation of the purchase consideration. The Company intends to complete this valuation and establish a final purchase price allocation by December 31, 2008.

($ in thousands)	March 5, 2008
Current assets	31,107
Property, plant and equipment	124,783
Intangible assets	93,286
Deferred tax	4,843
Current and non-current liabilities	(115,902)

Net assets acquired	138,117

Purchase Price:
Cash paid to shareholders	27,223
Cash to escrow account	18,402
Receivable from escrow account	(17,077)
Assumption of debt	105,879
Transaction costs and other directly related expenses	3,690

Preliminary purchase price	138,117

The total purchase consideration as at June 30, 2008 was EUR 90.9 million (approximately $138.1 million at closing), which included: (i) the payment of cash in the amount of EUR 17.9 million (approximately $27.2 million at closing), (ii) the payment into Escrow in the amount of EUR 12.1 million (approximately $18.4 million at closing); (iii) a receivable from Escrow in the amount of EUR 11.2 million (approximately $17.1 million at closing foreign exchange rate); (iv) the assumption of net debt of EUR 69.7 million (approximately $105.8 million at closing); and (v) transaction costs and other directly related expenses of EUR 2.4 million (approximately $3.7 million at closing foreign exchange rate).

Under the purchase method of accounting, the preliminary purchase price is allocated to the net assets based upon their estimated fair value as of the date of the Memorex Acquisition.

The purchase price for Memorex was arrived at by arms length negotiations between the Company and the sellers.

The purchase price allocation presented above is preliminary and a final allocation of the purchase price will be based upon the actual fair values and useful lives of the net assets acquired, as well as liabilities assumed as of the date of the Memorex Acquisition.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(3)	Pro Forma Adjustments

The unaudited pro forma combined balance sheet and statements of operations give effect to the following pro forma adjustments:

Balance Sheet

a)	Represents the net of (i) the cash proceeds from the draw down of the Bridge Loan ($137.8 million); (ii) the payment of the purchase price to the selling shareholders of Memorex including transaction expenses ($49.3 million); and (iii) the refinancing of the Memorex loans ($62.2 million).

b)	Represents the deferred transaction expenses including fees paid for legal and financial consultancy services related to the draw down of the Bridge Loan in the amount of $9.0 million.

c)	Represents the fair value adjustments to items of property, plant and equipment, fair value adjustments to existing intangible assets and the recognition of newly identified intangible assets upon the Memorex Acquisition.

d)	Represents the write off of deferred borrowing costs at Memorex relating to the loans refinanced as part of the Memorex Acquisition.

e)	Represents the repayment of part of the Memorex loans as part of the Memorex Acquisition.

f)	Represents a provision for expected severance costs in the amount of $1.7 million as a result of the Memorex Acquisition.

g)	Represents the draw down of the Bridge Loan.

h)	Represents the deferred tax effect of the fair value adjustments to property, plant and equipment and intangible assets.

i)	Represents fair value adjustments to deferred income relating to IRU contracts of Memorex.

j)	Equity consolidation of Memorex.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Statement of Operations

k)	Represents (i) the elimination of inter-company transactions between HTCC and Memorex; and (ii) the receivable from escrow account in the amount of $17.1 million.

l)	Interest expense is adjusted to take effect of the additional interest expense as a result of the refinancing transaction as follows:

	Notional Amount	Interest expense for the year ended December 31, 2007
	($ thousands)
Amended Credit Facilities HUF (i)	$25,513	$2,227
Amended Credit Facilities EUR (ii)	135,464	7,242
2004 Notes (iii)	208,422	20,868
2007 Notes (iv)	293,552	20,643
Bridge Loan (v)	146,776	15,721
Yapi Loan	11,742	721
Preps 1 Loan	11,742	826
Preps 2 Loan	4,403	324

Total Cash Interest Expense		68,572
2006 PIK Notes	194,769	22,437

Total Interest Expense		91,009
HTCC historic interest expense		(3,937)
Invitel historic interest expense		(44,450)
Memorex historic interest expense		(6,858)

Total Incremental Interest for the year ended 31 December 2007		$35,764

Total Incremental Cash Interest for the year ended 31 December 2007		$13,327

(i)	Interest expense on the Amended Credit Facilities HUF has been calculated based on an assumed annual interest rate of 9.37% including the impact of hedging.
(ii)	The interest expense on the Amended Credit Facilities EUR has been calculated based on an assumed annual interest rate of 5.74% including the impact of hedging.
(iii)	Interest expense on the 2004 Notes has been estimated based on an annual interest rate of 10.75%, plus costs of hedging the principle amount of Euro to Forint.
(iv)	Interest expense on the 2007 Notes has been estimated based on an annual interest rate of 7.55%, plus costs of hedging from EURIBOR to BUBOR rates.
(v)	The Company funded the Memorex Acquisition and the refinancing of the Memorex debt with a subordinated Bridge Loan facility. Interest expense on the Bridge Loan was calculated based on an assumed annual interest rate of 11.5%.

o)	Represents the net deferred tax effect of pro forma adjustments using the effective tax rate of 20%.

p)	Represents the increase in depreciation and amortization expense due to (i) the amortization of newly identified intangible assets using the straight line method; (ii) the amortization of the fair value adjustments of existing intangible assets using the straight line method and (iii) the depreciation of the fair value adjustments of property, plant and equipment using the straight line method.

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Reconciliation of Pro Forma Income Statement of HTCC for the year ended December 31, 2007 to the Consolidated Statements of Operations and Comprehensive Income (Loss) in its 10-K for the year ended December 31, 2007

(in thousands, except share and per share data)	Audited HTCC December 31, 2007	Pro Forma Adjustments	Pro forma HTCC December 31, 2007
Revenues	$385,193	$120,046	$505,239	a
Cost of sales	184,552	(10,171)	174,381	b

Gross margin	200,641	130,217	330,858

Operating expenses:
Selling, general and administrative	75,451	90,330	165,781	c
Depreciation and amortization	79,003	35,304	114,307	d

Total operating expenses	154,454	125,634	280,088

Income from operations	46,187	4,583	50,770

Other income (expenses):
Foreign exchange gains / (losses), net	(6,481)	6,892	411	e
Interest expense	64,152	22,780	86,932	f
Interest income	1,295	542	1,837	g
Fair value gains / (losses) on derivatives	(69,106)	945	(68,161)	h
Other gains / (losses), net	(883)	348	(535)	i

Net income before income taxes	(93,140)	(9,470)	(102,610)

Current tax	(7,115)	(2,143)	(9,258)	j
Deferred tax	3,775	3,210	6,985	k

Income tax (expense) / benefit	(3,340)	1,067	(2,273)

Minority interest	8	(3)	5

Net income	$(96,472)	$(8,406)	$(104,878)
Cumulative convertible preferred stock dividends	(99)	—	(99)

Net income attributable to common stockholders	(96,571)	(8,406)	(104,977)

Foreign currency translation adjustment	(9,671)	—	(9,671)

Total comprehensive income / (loss)	$(106,242)	$(8,406)	$(114,648)

Earnings per common share – basic	$(6.23)		$(6.77)

Earnings per common share – diluted	$(6.23)		$(6.77)

Weighted average number of common shares outstanding - basic	15,495,764		15,495,764

Weighted average number of common shares outstanding - diluted	15,495,764		15,495,764

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

a)	Represents adjustments for the (i) four months of operating revenues of Invitel ($90.2 million), (ii) ten months of operating revenues of Tele2 Hungary ($35.2 million), and (iii) elimination of inter-company transactions between HTCC, Invitel and Tele2 Hungary ($5.3 million).
b)	Represents adjustments for the (i) four months of cost of sales of Invitel ($27.6 million), (ii) ten months of cost of sales of Tele2 Hungary ($19.8 million), (iii) elimination of inter-company transactions between HTCC, Invitel and Tele2 Hungary ($4.9 million), and (iv) reclassification between cost of sales and selling, general and administrative expenses ($52.7 million).
c)	Represents adjustments for the (i) four months of selling, general and administrative expenses of Invitel ($26.2 million), (ii) ten months of selling, general and administrative expenses of Tele2 Hungary ($12.0 million), (iii) elimination of inter-company transactions between HTCC, Invitel and Tele2 Hungary ($0.6 million) ), and (iv) reclassification between cost of sales and selling, general and administrative expenses ($52.7 million).
d)	Represents adjustments for the (i) four months of depreciation and amortization expenses of Invitel ($29.1 million), (ii) ten months of depreciation and amortization expenses of Tele2 Hungary ($0.9 million), and (iii) the fair value adjustments to individual assets of property, plant and equipment, fair value adjustments to existing intangible assets and the recognition of newly identified intangible assets upon the Invitel Acquisition and the Tele2 Hungary Acquisition ($5.3 million).
e)	Represents adjustments for the (i) four months of foreign exchange gains of Invitel ($6.9 million), (ii) ten months of foreign exchange losses of Tele2 Hungary ($0.1 million), and (iii) elimination of inter-company transactions between HTCC, Invitel and Tele2 Hungary ($0.1 million).
f)	Represents adjustments for the (i) four months of interest expense of Invitel ($13.9 million), (ii) elimination of inter-company transactions between HTCC, Invitel and Tele2 Hungary ($0.8 million) ), (iii) interest expense of 2006 PIK Notes for the period ended April 30, 2007 ($6.8 million), and (iv) effect of the additional interest expense as a result of the refinancing transaction ($2.9 million).
g)	Represents adjustments for the (i) four months of interest income of Invitel ($0.4 million), (ii) ten months of interest income of Tele2 Hungary ($0.2 million), and (iii) elimination of inter-company transactions between HTCC, Invitel and Tele2 Hungary ($0.1 million).
h)	Represents four months of fair value gains on derivatives of Invitel in the amount of $0.9 million.
i)	Represents adjustments for the (i) four months of other financial losses of Invitel ($0.5 million), and (ii) elimination of inter-company transactions between HTCC, Invitel and Tele2 Hungary ($0.8 million).
j)	Represents adjustments for the (i) four months of current tax expense of Invitel ($1.8 million), and (ii) ten months of current tax expense of Tele2 Hungary ($0.3 million).

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

k)	Represents (i) four months of deferred tax benefit of Invitel ($1.6 million), and (ii) the net deferred tax effect of pro forma adjustments ($1.6 million)

Reconciliation of the Pro Forma Balance Sheet of Memorex as of December 31, 2007 to the IFRS Consolidated Balance Sheet of Memorex as of December 31, 2007

(in thousands)	Audited IFRS Memorex December 31, 2007 in EUR	IFRS Memorex December 31, 2007 in USD	Adjustments in USD	US GAAP Pro forma Memorex December 31, 2007 in USD
Assets
Cash and cash equivalents	€4,683	$6,874	$—	$6,874
Accounts receivable, net of allowance	12,635	18,544	—	18,544
Other current assets	1,484	2,179	—	2,179

Total current assets	€18,802	$27,597	$—	$27,597

Property, plant and equipment, net	115,515	169,550	14,900	184,450	a
Goodwill	106	155	—	155
Intangible assets, net	26,932	39,529	3,494	43,023	a
Deferred costs	—	—	1,246	1,246	b
Deferred tax asset	5,750	8,440	—	8,440
Other assets	419	615	—	615

Total assets	€167,524	$245,886	$19,640	$265,526

Liabilities and Stockholders’ Equity
Current installments of long-term debt	€49,513	$72,674	$1,246	$73,920	b
Current obligations under capital leases	5,175	7,595	—	7,595
Accounts payable	5,267	7,730	—	7,730
Accruals	5,094	7,476	—	7,476
Other current liabilities and deferred income	6,887	10,110	—	10,110

Total current liabilities	€71,936	$105,585	$1,246	$106,831

Long-term debt, excluding current installments	11,099	16,291	—	16,291
Long-term obligations under capital leases	8,720	12,799	—	12,799
Deferred tax liability	231	339	4,599	4,938	c
Other non-current liabilities	45,055	66,130	—	66,130

Total liabilities	€137,041	$201,144	$5,845	$206,989

Minority interest	24	36	—	36
Common stock	36,400	53,426	—	53,426
(Accumulated deficit) / Retained earnings	(5,941)	(8,720)	13,795	5,075	d

Total stockholders’ equity	€30,459	$44,706	$13,795	$58,501

Total liabilities and stockholders’ equity	€167,524	$245,886	$19,640	$265,526

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Reconciliation of the Pro Forma Statement of Operations of Memorex for the year ended December 31, 2007 to the IFRS Consolidated Income Statement of Memorex as at December 31, 2007

(in thousands)	Audited IFRS Memorex for the nine months ended December 31, 2007 in EUR	IFRS Memorex for the nine months ended December 31, 2007 in USD	Adjustments in USD	US GAAP Pro forma Memorex for the year ended December 31, 2007 in USD
Revenues	€27,584	$37,709	$12,570	$50,279	g
Cost of sales	4,551	6,222	2,074	8,296	g

Gross margin	23,033	31,487	10,496	41,983

Operating expenses:
Selling, general and administrative	18,208	24,891	8,297	33,188	g
Depreciation and amortization	8,711	11,909	6,285	18,194	e

Total operating expenses	26,919	36,800	14,582	51,382

Income from operations	(3,886)	(5,313)	(4,086)	(9,399)

Other income (expenses):
Foreign exchange gains / (losses), net	(383)	(524)	(174)	(698)	g
Interest expense	3,763	5,144	1,714	6,858	g
Interest income	188	257	85	342	g
Other gains / (losses), net	(106)	(145)	(50)	(195)	g

Income before income taxes	(7,950)	(10,869)	(5,939)	(16,808)

Current tax	(224)	(306)	(102)	(408)	g
Deferred tax	1,909	2,609	1,449	4,058	f

Income tax (expense) / benefit	1,685	2,303	1,347	3,650

Minority interest	(4)	(6)	(2)	(8)	g

Net income / (loss) after tax	€(6,269)	$(8,572)	$(4,594)	$(13,166)

a)	Represents the impairment of property, plant and equipment in the amount of $14.9 million and intangible assets in the amount of $3.5 million based on valuation performed in relation to a proposed transaction of the sale of minority interest in Memorex. Such impairment was determined to relate to prior years and was accounted for only under IFRS but was reversed under US GAAP.
b)	Represents the reclassification of deferred borrowing cost of $1.2 million from deferred costs to current installments of long-term debt, due to different presentation under IFRS and US GAAP.
c)	Represents the deferred tax impact of reversing the impairment of assets accounted for under IFRS but reversed under US GAAP as described in point (a).

HUNGARIAN TELEPHONE AND CABLE CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

d)	Represents the net impact of the reversal of the impairment accounted for under IFRS and reversed under US GAAP in the amount of $18.4 million as described in point a) and the related deferred tax impact of $4.6 million.
e)	Represents (i) the impact of annualization of depreciation expense in the amount of $4.0 million and (ii) additional depreciation accounted for under US GAAP in the amount of $2.3 million due to higher asset base relating to the reversal of the impairment described under point (a).
f)	Represents (i) the impact of annualization of deferred tax benefit in the amount of $1.0 million and (ii) the deferred tax impact of the reversal of the impairment of property, plant and equipment and intangible assets under US GAAP in the amount of $0.5 million as described under point (a).
g)	Represents the impact of annualization of IFRS results for the nine months ended December 31, 2007 by multiplying the nine months results for the nine months ended December 31, 2007 by 1 1/3.